RESTATED

                                             ARTICLES OF INCORPORATION

                                  TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY



William A. Simpson and James W. Dederer hereby certify that:

1. They are the President and the Secretary, respectively, of Transamerica Occidental Life Insurance Company, a California corporation.

2. The Articles of Incorporation of this corporation are amended and restated to read as follows:

                                                       FIRST

         The name of this corporation is TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY.

                                                      SECOND

         The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code. The business of the corporation is to be an insurer.

                                                       THIRD

         This corporation is authorized to issue only one class of stock; and the total number of shares this corporation is authorized to issue is FOUR MILLION (4,000,000) shares with a par value of $12.50 per share.

                                                      FOURTH

         This corporation elects to be governed by all of the provisions of the General Corporation Law effective January 1, 1977 not otherwise applicable to it under Chapter 23 thereof.

                                                       FIFTH

         The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California.

                                                       SIXTH

         The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through by-law provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the limits on excess indemnification set forth in
         Section 204 of the California Corporations Code. The corporation is further authorized to provide insurance for agents as set forth in
         Section 317 of the California Corporations Code, provided that, in cases where the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in section 317, as amended.

3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders of said corporation in accordance with section 902 of the Corporations Code. The total number of outstanding shares entitled to vote, with respect to the foregoing amendment was 2,206,933 shares; and the number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being more than 50% of the outstanding shares entitled to vote.

         The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge. Executed at Los Angeles, California, on January 11, 1988.

                                                   TRANSAMERICA OCCIDENTAL
                                                     LIFE INSURANCE COMPANY



                                            By: William A. Simpson
                                                President

                                            By: James W. Dederer
                                                Secretary

                               RESTATED BYLAWS OF
                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                                    ARTICLE I

                                  SHAREHOLDERS

         The annual meeting of the shareholders of Transamerica Occidental Life Insurance Company shall be held on the fourth Wednesday in February of each year, if not a legal holiday, in which case the annual meeting shall be held on the next business day following, at 10:00 a.m., for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         The number of directors of this corporation shall be at least ten (10) and not more than nineteen (19). The exact number of directors shall be fixed, within the limits specified, by a resolution adopted by the Board of Directors or by the shareholders.

                                   ARTICLE III

                             CHIEF EXECUTIVE OFFICER

         The board of directors shall from time to time designate one of the officers of the corporation to be chief executive officer.

                                   ARTICLE IV

                                     GENERAL

         Except as is expressly set forth herein, this corporation shall be governed by the applicable statutes of the California General Corporation Law as though said statutes had been fully set forth herein.

                                    ARTICLE V

                     INDEMNIFICATION OF OFFICERS, DIRECTORS,
                              EMPLOYEES AND AGENTS

         Section 1.        Right to Indemnification.

Each person who was or is a party or is threatened to be made a party to or is involved, even as a witness, in any threatened, pending, or completed action, suit, or proceeding, whether civil criminal, administrative, or investigative (hereafter a "Proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent (hereafter an "Agent"), shall be indemnified and held harmless by the corporation to the fullest extent authorized by statutory and decisional law, as the same exists or may hereafter be interpreted or amended (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article) incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing, in any Proceeding (hereafter "Expenses"); provided, however, that except as to actions to enforce indemnification rights pursuant to Section 3 of this Article, the corporation shall indemnify any Agent seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article shall be a contract right. (It is the Corporation's intent that these bylaws provide indemnification in excess of that expressly permitted by Section 317 of the California General Corporation Law, as authorized by the corporation's Articles of Incorporation.]

         Section 2.        Authority to Advance Expenses.

Expenses incurred by an officer or director (acting in his capacity as such) in defending a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding, provided, however, that if required by California General Corporation Law, as amended, such Expenses shall be advanced only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article or otherwise. Expenses incurred by other Agents of the corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon the receipt of a similar undertaking, if required by law, and upon such other terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the corporation for Expense advances shall be unsecured and no interest shall be charged thereon.

         Section 3.        Right of Claimant to Bring Suit.

If a claim under Section 1 or 2 of this Article is not paid in full by the corporation within 30 days after a written claim has been received by the corporation the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys' fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the California General Corporation Law for the corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the California General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

         Section 4.        Provisions Nonexclusive.

The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Articles, agreement, or vote of the stockholders or disinterested directors is inconsistent with these bylaws, the provision, agreement, or vote shall take precedence.

         Section 5.        Authority to Insure.

The corporation may purchase and maintain insurance to protect itself and any Agent against any Expense asserted against or incurred by such person, whether or not the corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article [provided that, in cases where the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in Section 317 of the California General Corporation Law, as amended].

         Section 6.        Survival of Rights.

The rights provided by this Article shall continue as to a person who has case to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         Section 7.        Settlement of Claims.

The  corporation  shall not be liable to indemnify  any Agent under this Article
(a) for any amounts paid in settlement of any action or claim effected without the corporation's written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award, if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

         Section 8.        Effect of Amendment.

Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal, or modification.

         Section 9.        Subrogation.

In the event of payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

         Section 10.       No Duplication of Payments

The corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.